HOME OFFICE
1966 Greenspring Drive
Suite 300
Timonium, MD 21093
Tel. (410) 560-7100
Fax. (410) 560-7148
Web Site: www.diamondcomics.com

Thursday, August 30, 2007

Dear Vendor,

Below is our understanding of the terms of sale between Diamond Comic Distributors, Inc. and your company.  If you are in agreement with these terms, we ask that you pleas sign in the space provided at the bottom of this form, and return this form to us at your earliest convenience.  If for any reason you disagree with any part of the information contained on this form, please contact your Brand Manager at (410) 560-7100 for clarification, or draft what you believe your terms to be, and either return your draft with this form to the address above or fax them both to (410) 560-7589.

Vendor Number:	7691 Consignment Vendor
Company Name:	PLATINUM STUDIOS
Make Checks Payable To:	PLATINUM STUDIOS INC
Remittance Address1:	11400 W. OLYMPIC BLVD, 14TH FLOOR
Remittance Address2:
City: LOS ANGELES	State: CA	Zip Code: 90064	Country: USA
Main Contact:	ADAM ROSENBLUM	Title: EDITOR IN CHIEF
Phone No.:	310-940-5600	Fax No.: 310.276.2799	Email Address: adam_rosenblum@platinumstudios.com
Transportation Contact:		Title:
Phone No.:		Fax No.:	Email Address:
Advertising Contact:		Title
Phone No.:		Fax No.:	Email Address:
Purchasing Contact:		Title:
Phone No.:		Fax No.:	Email Address:
Send PO Via:	xE-mail	ð Fax	ð USPS	ð Other

Discount / Terms

Net Cost or Base Discount	ð Net Cost	ð Base Discount 60%
Billing Terms:	NET 30	ð Early Discount Allowed

Comments:

Shipping Terms

Freight Term	☒ Freight Paid	ð FOB Hong Kong	ð Freight Allow
	ð Plus Freight	ð Freight Rebate	ð Other

Manufactured At:
Phone No.:	Fax No.:	Email Address:

Shipping Loc (if different from manufacturing loc):
Phone No.:	Fax No.:	Email Address:

Ordering Information
ð Do we need to order in increments or case qtys? Increments
How many different shipping points do you allow? All
Drop Ship Requirements/Minimum
Reorder Increments/Minimum
Previews Information
Previews Vol. No:	Previews No.:	Brand Manager: Jay Spence	Ext: 272
Product Discount:	Product Category: Category Not On File
Initial Title Listed:

Brian K Altounian	President/COO	8/30/07
Vendor Authorized Signature	Title	Date

Team Leader Approval	Date Approved

HOME OFFICE
1966 Greenspring Drive
Suite 300
Timonium, MD 21093
Tel. (410) 560-7100
Fax. (410) 560-7148
Web Site: www.diamondcomics.com

Thursday, August 30, 2007

7691
PLATINUM STUDIOS
11400 W. OLYMPIC BLVD, 14TH FLOOR

LOS ANGELES	CA 90064-	USA
Contact: ADAM ROSENBLUM	Title: EDITOR IN CHIEF	Phone No.: 310-940-5600

If information above is incorrect please type or print correct information below.

Company Name:
Address:

City:	State:	Zip Code:	Country:
Contact:	Title:	Phone Number:

The Internal Revenue Code requires the filing of Form 1099 for payment of services performed by all non-corporate entities and law firms.  Further, the Code requires backup withholding on all reportable 1099 payments unless your taxpayer identification number is provided.  To avoid this withholding on future payments to you, please complete item #1 or item #2 below, sign the completed form, and return it promptly to our Accounts Payable Department via mail or you may fax it to (410) 560-7145.

1)	ð This company is a corporation – Form 1099 should not be filed (Except for law firms.

Federal Employer Identification Number:

2)	ð This company is not a corporation – Form 1099 should not be filed

Federal Employer Identification Number or Social Security Number

Please check the nature of your organization

ð Individual	ð Government Agency	ð Partnership	ð Tax Exempt	ð Other
ð LLC  (If LLC, what type of entity is this for tax purposes?)

Brian K. Altounian	President/COO
Signature	Titile

8/30/07	310-807-8188
Date	Phone Number

PURCHASE ORDER TERMS

Diamond Comic Distributors, Inc.’s Purchase Oder Terms are to be maintained by Vendor in its permanent file and all orders placed by Diamond Comic Distributors, Inc. with Vendor shall be accepted by Vender under the terms and conditions of this document.  These Purchase Order Terms supersede all prior written or oral agreements.

Diamond Comic Distributors, Inc. (“DCD”)shall place all orders with Vendor by any number of means including, but not limited to, mail courier, facsimile transmission or other electronic means, and all such orders shall be construed as being subject to this document.

Vendor shall e deemed to have accepted Diamond’s Purchase Order under the terms and conditions stated herein unless Vendor notifies the DCD Order Processing Department in writing within five (5) days of the receipt of the Purchase Order.  Upon notification DCD will either cancel the existing Purchase Order and decide whether to place a new Purchase Order, or accept the product on a returnable basis subject to fees and conditions outlined below.

If the product and or invoice is received with a different retail price, terms, or other documentation than stated on the Purchase Order, DCD may accept the most favorable terms and/or pay the lower of the two prices and all products will be fully returnable.

In the event that DCD accepts products on  a returnable basis, DCD reserves their right, at its sole discretions, to withhold payment for such products, for up to 120 days from receipt of goods, and impose on Vendor a processing fee of $100.

Vendor shall include a packing list with each shipment to include title, DCD item code, quantity shipped and DCD’s purchase order number.

Upon shipment of product, an invoice must be sent to:

Diamond Comic Distributors, Inc.
1699 Greenspring Drive – Suite 300
Timonium, MD 21093

(Invoices should not be included with shipments, as this will result in delay of payment.)

Notwithstanding orders for Themed Products (as hereinafter defined), any Purchase Order for a product which Diamond is ordering for the first time (“Initial Oder”) shall be valid for a period of thirty (30) days after the Vendor solicited ship month, after which date the Purchase Order shall void and no further force or effect.

If a Purchase Order is placed after the Initial Order for the same product (“Reorder”) the Reorder must ship within fourteen (14) days of the Initial Order shipment, or within fourteen (14) days of the order date printed on the Reorder, whichever date is later.  Any such reorders that do not ship within the above described time frame will be cancelled , or if indicated by DCD in writing, accepted on a fully returnable basis.

DCD requires that any and all items are related to holidays or other media events (“Themed Products”) must ship at least twenty one (21) days prior to said holiday or event.  Any such Themed Product that do not ship within the above described time frame will be canceled, or if indicated by DCD in writing accepted on a fully returnable basis.

In the event Vendor ships product to DCD which has not been ordered by DCD, Vendor assumes all risks for the product.  DCD shall be under no obligation to receive , store , secure, inventory, or return such unsolicited product to Vendor. DCD shall not be obligated to make any payment to such unsolicited product under any circumstances.
By accepting DCD’s Purchase Order, Vendor hereby warrants to DCD that (i) it owns all rights to market and sell the products to DCD as described in the Purchase order; (ii) said products will be of good and salable quality; and are free of all liens, claims and encumbrances; (iii) said products conform to affirmations of fact made by Seller in its solicitations, catalogs and product descriptions; and (iv) said products are adequately contained, packed and labeled in compliance with law and conform to the promises and affirmations f fact made to the container and label.  Vendor further agrees to indemnify and hold DCD, its agents, affiliates and subsidiaries (collectively “DCD”) harmless, from and against any loss damage or expense suffered by DCD, including reasonable attorneys’ fees and costs, by reason of breach by Vendor  of the warranties contained herein or any act or omission of Vendor or allegation of trademark, copyright or patent infringements, defect in material, workmanship or design, personal injury, property damage , unfair competition, obscenity, libel or other invaded right, either alone or in combination, and any settlement, judgment or payment with respect to any claim, lawsuit or cause of action against DCD as a result thereof.  In addition to and not in limitation of any rights DCD may have under this paragraph by law or statute, in the event a claim or allegation is made against DCD regarding any of the above or if Vendor breaches the warranties contained herein, DCD shall have the right, in its sole discretion, or either receive quantities DCD ordered, cancel the Purchase Order without further obligation on its part, or return the products’ to the Vendor for a full refund.  Vendor shall reimburse DCD for all costs incurred due to the above.

Shipments of product shall be delivered F.O.B to the location(s) designated on the Purchase Order, unless other arrangements have been agreed to by DCD, in writing.

Shipments from International Vendors must be shipped “deliver duty paid (DDP)”.

The Purchase Order shall be governed by the laws of the State of Maryland, excepting the conflict of laws rules of the State. In the event of any litigation arising out of the Purchase Order, Vendor hereby agrees that jurisdiction and venue shall rest exclusively within the courts of the State of Maryland, including the United States District Court for the District of Maryland.

If any term or provision of these Purchase Order Terms are held by a court to be invalid, void, or unenforceable, the remainder of the terms and provisions of these Purchase Order Terms shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Vendor shall not assign or transfer the Purchase Order or any part thereof or any right here/thereunder without DCD’s prior written consent.

These Purchase Order Terms are intended by the parties to be a final, exclusive and complete statement of the terms of their agreement, and acceptance is expressly limited to the terms stated herein.  Neither trade usage nor any terms and conditions that may be contained in any acknowledgment, invoice or other documentation of Vendor, nor course of prior dealing between the parties shall be relevant to supplemented or explain any terms used in the Purchase Order.  Should Vendor have any questions as to the meaning of any terminology or  phrasing used in these Purchase Order Terms, Vendor shall get clarification from DCD.  DCD’s Purchase Order Terms shall constitute the entire agreement between the parties and may not be modified or rescinded except by a writing signed by both parties.

Accepted By:

Bill Schames	Brian K Altounian/President/COO
Diamond Comic Distributors Inc.	Name/Title

Vice Presiden, Purchasing	Platinum Studios, Inc.
Title	Company

8/31/07	8/30/07
Date	Date

My signature indicates that I have read Diamond’s three (3) page “PURCHASE ORDER TERMS” (  POTERMS-003) and agree to be bound by al terms and conditions contained therein.  I also attest that I have made a true and exact copy for my records.